CERTIFICATE OF AMENDMENT

               TO THE ARTICLES OF INCORPORATION OF

                      COMPOSITE DESIGN, INC.



       We, the undersigned, David C. Merrell, President, and Corie
Merrell, Secretary, of Composite Design, Inc., a Nevada corporation (the "Corporation"), do hereby certify:
                                I
       Pursuant to Section 78.390 of the Nevada Revised Statutes, the Articles of Incorporation of the Corporation shall be amended as follows:
       The name of the Corporation is "Centraxx, Inc."
                                II
       The foregoing amendment was adopted by Unanimous Consent of the Board of Directors pursuant to Section 78.315 of the Nevada Revised Statutes, and by Consent of the Majority Stockholders pursuant to Section 78.320 of the Nevada Revised Statutes.

       Pursuant to the resolutions adopted by the Board of Directors and the Majority Stockholders as referenced in Paragraph II above, the 1,069,020 outstanding shares of the Corporation's $0.001 par value common stock were forward split on a basis of 2.5 for one, while retaining the current authorized shares and with appropriate adjustments to the capital accounts of the Corporation, effective on filing with the Secretary of State of Nevada, and with all fractional shares being rounded up to the nearest whole share.
                                IV
       The number of shares entitled to vote on the amendments was 1,069,020.
                                V
       The number of shares voted in favor of the amendments was 850,000, with none opposing and none abstaining.

                           /s/David C. Merrell
                           ----------------------------------
                           David C. Merrell, President


                           /s/Corie Merrell
                            ----------------------------------
                           Corie Merrell, Secretary

STATE OF UTAH         )
                      )  ss
COUNTY OF SALT LAKE   )

       On the 18th day of May, 1999, personally appeared before me, a Notary Public, David C. Merrell, who acknowledged that he is the President of Composite Design, Inc., and that he is authorized to and did execute the above instrument.


                           /s/Sheryl A. Ross
                           ----------------------------------
                           NOTARY PUBLIC
  (Notary Seal)


STATE OF UTAH         )
                      )  ss
COUNTY OF SALT LAKE   )

       On the 18th day of May, 1999, personally appeared before me, a Notary Public, Corie Merrell, who acknowledged that she is the Secretary of Composite Design, Inc., and that she is authorized to and did execute the above instrument.


                           /s/Sheryl A. Ross
                           ----------------------------------
                           NOTARY PUBLIC
  (Notary Seal)